                                                                 EXHIBIT 21

                 APPLIED RESEARCH CORPORATION AND SUBSIDIARIES
                        SUBSIDIARIES OF THE REGISTRANT

                                                           Percentage of
                     Incorporated                        voting securities
                       under the                             owned by
 Name                  laws of            Parent         immediate parent
- -------------------  ------------    -----------------   ----------------
Applied Research
Corporation           Colorado       Registrant

Applied Research                     Applied Research
of Maryland, Inc.     Maryland       Corporation                 100%

ARSoftware                           Applied Research
Corporation           Maryland       Corporation                 100%

ARInternet                           Applied Research
Corporation           Maryland       Corporation                 95%


Note: The subsidiaries of the Registrant as of May 31, 1996, are included in the consolidated financial statements of the Registrant.
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